As filed with the Securities and Exchange Commission on April 27, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 27, 2016
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) On April 27, 2016, Bank of America Corporation (the “Corporation”) held its 2016 Annual Meeting of Stockholders.

(b) The Corporation's stockholders elected all of the nominees for director; approved the advisory vote on executive compensation; and ratified the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for 2016. The Corporation's stockholders did not approve the stockholder proposal listed below. With respect to all matters subject to a vote, holders of the Corporation's common stock, Series B Preferred Stock and Series 1 to 5 Preferred Stock voted together as a class.

1. Election of Directors:

	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
Sharon L. Allen	6,415,421,389	99,455,152	23,703,333	2,007,989,336
Susan S. Bies	6,436,233,062	86,634,259	15,718,763	2,007,989,336
Jack O. Bovender, Jr.	6,409,720,957	104,210,888	24,648,239	2,007,989,336
Frank P. Bramble, Sr.	6,405,004,690	109,150,233	24,427,897	2,007,989,336
Pierre J.P. de Weck	6,399,664,652	122,523,780	16,397,652	2,007,989,336
Arnold W. Donald	6,110,694,010	411,445,457	16,452,937	2,007,989,336
Linda P. Hudson	6,367,107,153	155,310,749	16,174,502	2,007,989,336
Monica C. Lozano	6,391,274,626	131,451,816	15,858,630	2,007,989,336
Thomas J. May	6,329,699,342	184,323,018	24,570,044	2,007,989,336
Brian T. Moynihan	6,201,369,232	283,524,955	53,697,068	2,007,989,336
Lionel L. Nowell, III	6,405,194,474	108,783,602	24,613,944	2,007,989,336
Thomas D. Woods	6,435,765,223	86,556,964	16,269,833	2,007,989,336
R. David Yost	6,400,622,054	121,631,122	16,338,844	2,007,989,336

2. Approving the Corporation's Executive Compensation (an advisory, non-binding "Say on Pay" resolution):

For	6,031,598,511
Against	448,191,172
Abstain	58,787,325
Broker Non-Votes	2,007,989,336

3. Ratifying the Appointment of the Corporation's Independent Registered Public Accounting Firm for 2016:

For	8,385,653,670
Against	134,689,697
Abstain	26,237,976

4. Stockholder Proposal - Clawback Amendment:

For	418,057,349
Against	6,079,342,830
Abstain	41,170,479
Broker Non-Votes	2,007,989,336

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary
Dated: April 27, 2016